EXHIBIT 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of March 2, 2026 (the “Amendment Effective Date”), by and between Sadot Group Inc., a Nevada corporation (the “Company”), and Stanley Hills, LLC (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser entered into that certain Stock Purchase Agreement dated February 11, 2026 (the “SPA”), pursuant to which the Purchaser agreed to purchase up to 10,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”);

WHEREAS, on February 11, 2026, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Original COD”) with the Nevada Secretary of State establishing the Series A Preferred Stock with a stated value of $14.5244 per share and voting rights of 14.5244 votes per share (aggregate voting power of 145,244 votes);

WHEREAS, the parties have mutually agreed, for the benefit of the Company in compliance with Nasdaq rules to amend the Original COD to reduce the stated value to $5.1596 per share and to reduce the voting rights to 5.1596 votes per share (aggregate voting power of 51,596 votes across all 10,000 authorized shares of Series A Preferred Stock); and

WHEREAS, the parties now desire to amend the SPA to reflect and implement the foregoing changes to the terms of the Series A Preferred Stock.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the SPA. The SPA is hereby amended as follows:

(a) All references in the SPA to the “Certificate of Designation,” the “COD,” or the terms of the Series A Preferred Stock shall be deemed to refer to the Certificate of Designation as amended in the form attached hereto as Exhibit A (the “Amended COD”).

(b) Section 1.1 of the SPA is amended to replace the stated value of $14.5244 with $5.1596 and to replace the voting rights of 14.5244 votes per share (aggregate 145,244 votes) with 5.1596 votes per share (aggregate 51,596 votes).

(c) The form of Certificate of Designation attached as an exhibit to the SPA, if any, is hereby replaced in its entirety with the Amended COD attached as Exhibit A hereto.

2. Agreement to Amend and File the COD. The Purchaser hereby consents and agrees to the filing by the Company of the Amended COD, which amends the Original COD to implement the changes set forth in the Amended COD. The Purchaser agrees to execute any reasonable documents requested by the Company to effectuate such filing.

3. No Other Changes; Ratification. Except as expressly modified by this Amendment, the SPA remains in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the SPA, the terms of this Amendment shall control.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

5. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures (including DocuSign or similar platforms) shall be deemed original signatures for all purposes.

6. Entire Agreement. This Amendment, together with the SPA, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Amendment Effective Date.

SADOT GROUP INC.

By:	/s/Chagay Ravid
Name: Chagay Ravid
Title: CEO

STANLEY HILLS, LLC

By:	/s/ Anat Attia
Name: Anat Attia
Title: Managing Member

EXHIBIT A

AMENDED COD

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